UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

February 11, 2015

Date of report (Date of earliest event reported)

ALTRA INDUSTRIAL MOTION CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33209	61-1478870
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Granite Street, Suite 201, Braintree, Massachusetts	02184
(Address of principal executive offices)	(Zip Code)

(781) 917-0600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Executive Compensation

On February 11, 2015, the Personnel & Compensation Committee of the Board of Directors (the “Compensation Committee”) of Altra Industrial Motion Corp., a Delaware corporation (the “Company”), approved the 2015 compensation for the Company’s named executive officers following a review of competitive market data. To assist in the review of competitive market data, the Compensation Committee enlisted the assistance of Frederic W. Cook & Co., Inc. (“Cook & Co.”), an independent compensation consultant. The Compensation Committee based its determinations of the 2015 compensation, in part, on Cook & Co.’s report, which indicated that certain executive officer base salaries were below median market levels and could be increased to more closely reflect market median levels as part of the Company’s annual salary review process. Cook & Co.’s report also indicated that the total target annual compensation (the sum of base salary and target bonus) and the total target direct compensation (the sum of base salary, target bonus and the annualized grant date present value of long-term incentive grants) for the Company’s executive officers were below market median levels. For the year 2015, the named executive officers will receive base salaries as set forth below.

Named Executive Officer	2015 Base Salary

Carl R. Christenson	$650,000	(1)
Christian Storch	$405,000	(1)
Gerald P. Ferris	$250,000	(1)
Glenn E. Deegan	$325,000	(1)
Craig Schuele	$240,000	(1)

(1)	Increase is effective as of January 1, 2015.

On February 11, 2015, the Compensation Committee issued grants of restricted common stock and target performance shares to the named executive officers under the Company’s 2014 Omnibus Incentive Plan as set forth below.

	Restricted Stock		Performance Shares
Named Executive Officer	Number Granted	Stock Cash Value at Time of Grant	Target Number Granted	Stock Cash Value at Time of Grant

Carl R. Christenson	36,179	$975,000	18,090	$487,500
Christian Storch	7,514	$202,500	7,514	$202,500
Gerald P. Ferris	4,639	$125,000	4,639	$125,000
Glenn E. Deegan	6,030	$162,500	6,030	$162,500
Craig Schuele	4,008	$108,000	4,008	$108,000

The restricted stock awards for each of the five named executive officers will vest in equal installments on August 15, 2015, August 15, 2016, August 15, 2017 and August 15, 2018.

The performance objective for fifty percent (50%) of the performance shares is a targeted amount of return on invested capital established by the Compensation Committee of the Company over a measurement period of one year beginning on January 1, 2015 and ending on

December 31, 2015. Award payouts for the performance shares are based on the percentage of the performance target achieved. The percentage of the award earned at the end of the performance cycle based on the performance target can range between 0%, for achievement of less than approximately 85% of the performance target, and 200%, for achievement of approximately 110% of the performance target. Once the amount of the performance share award is fixed based upon achievement of the target performance objective, the awards will be paid in restricted common stock, which restricted stock will vest on the second anniversary of the issuance date.

The performance objective for the remaining fifty percent (50%) of the performance shares measures the Company’s total shareholder return (“TSR”) against the TSR for a peer group of companies over a measurement period of three years beginning on January 1, 2015 and ending on December 31, 2017. Award payouts for the performance shares are based on the percentile rank of the Company’s TSR compared to the TSR of peer group companies over the performance period. Achievement of a relative TSR percentile rank at the 50th percentile results in an earned performance share award at 100% of target. The percentage of the award earned at the end of the performance cycle based on the performance target can range between 0%, for achievement of a relative TSR percentile rank below the 25th percentile, and 150%, for achievement of a relative TSR percentile rank at or above the 75th percentile.

On February 11, 2015, the Compensation Committee of the Company also approved the 2015 target bonus percentage amounts for the named executive officers of the Company pursuant to the Company’s Management Incentive Compensation Program. The Compensation Committee established target bonus percentages for each of Carl R. Christenson, Christian Storch, Gerald P. Ferris, Glenn E. Deegan and Craig Schuele such that those executives may be entitled to receive a cash bonus equal to 75%, 60%, 55%, 55% and 50% of their 2015 base salary, respectively, subject to upward or downward adjustment by the Compensation Committee based on their respective individual and the Company’s performance in 2015. The Company’s performance is based on achievement of certain targeted amounts of adjusted EBTIDA, working capital management goals, and sales and earnings growth.

Change of Control Agreements

The Compensation Committee of the Board of Directors of the Company has authorized the Company to enter into change of control agreements, effective as of February 11, 2015, with eleven officers of the Company, including the Chief Executive Officer, the Chief Financial Officer and all of the current “named executive officers” (collectively, the “Executives”). The change of control agreements provide that, subject to certain conditions, in the event that (a) the Executive is terminated without cause or such Executive terminates employment for good reason within twenty-four (24) months following a change of control of the Company (as defined in the change of control agreements) or (b) the Executive is terminated without cause in anticipation of a change of control of the Company within ninety (90) days prior to such change of control (each, a “triggering event”), such Executive will be entitled to certain benefits. Such benefits include (i) a lump sum amount payable in cash equal to the sum of (A) a multiple (shown below for each of the “named executive officers”) of the Executive’s annual base salary then in effect and (B) a multiple (shown below for each of the “named executive officers”) of the Executive’s target bonus amount for the year of termination and (ii) continuation of medical and dental benefits for up to eighteen (18) months (period shown below for each of the “named executive officers”) following the date of termination. In addition, upon a change of control, the Executive will be entitled to an amount equal to such Executive’s pro-rated bonus for the year of termination and all of such Executive’s outstanding equity incentive awards will automatically vest in full and be exercisable as of the date of termination. These new change of control agreements replace the change of control agreements entered into with the named executive officers effective as of October 28, 2008.

Executive	Title	Multiple of Base Salary and Target Bonus	Medical and Dental Continuation
Carl R. Christenson	Chairman and Chief Executive Officer	3x	18 Months
Christian Storch	Chief Financial Officer	2x	18 Months
Gerald P. Ferris	Vice President, Global Sales	2x	18 Months
Glenn E. Deegan	Vice President, Legal and Human Resources, General Counsel and Secretary	2x	18 Months
Craig Schuele	Vice President, Marketing and Business Development	2x	18 Months

Because Messrs. Christenson and Storch also have employment agreements with the Company, the change of control agreements for these Executives provide that in the event of a triggering event, such Executive shall be entitled to receive benefits and payments under only one of the employment agreement or the change of control agreement, whichever is more favorable to the Executive at the time of such triggering event.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Altra Industrial Motion Corp.

By:	/s/ Glenn E. Deegan
	Name:	Glenn E. Deegan
	Title:	Vice President, Legal and Human Resources, General Counsel and Secretary

Date: February 18, 2015

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